UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)
May 23, 2016
COMMISSION FILE NUMBER 001-36285
Incorporated in the State of Delaware
I.R.S. Employer Identification Number 46-4559529
1301 Riverplace Boulevard, Jacksonville, Florida 32207
(Principal Executive Office)
Telephone Number: (904) 357-4600
Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Rayonier Advanced Materials Inc.

		Page
Item 5.07	Submission of Matters to a Vote of Security Holders	1
	Signature	2

Item 5.07.	Submission of Matters to a Vote of Security Holders
The 2016 Annual Meeting of Stockholders of the Company was held on May 23, 2016 (the “Annual Meeting”). At the Annual Meeting, stockholders of the Company (1) reelected all three of the director nominees to terms expiring in 2019, (2) approved, on an advisory basis, the compensation of the Company’s named executive officers, (3) approved, for purposes of IRC Section 162(m), the Amended Rayonier Advanced Materials Non-Equity Incentive Plan, (4) approved, for purposes of IRC Section 162(m), the Amended Rayonier Advanced Materials Incentive Stock Plan, (5) approved an amendment to the Rayonier Advanced Materials Incentive Stock Plan to impose certain limits on equity compensation paid to directors, and (6) ratified the selection of Grant Thornton LLP as the Company’s independent registered public accounting firm for 2016.
The final voting results were as follows:

Election of Directors, Terms Expire in 2019	Votes For	Votes Against	Abstain	Broker Non-Votes
C. David Brown, II	25,793,556	1,306,715	277,991	8,319,511
Thomas I. Morgan	25,862,352	1,240,640	275,270	8,319,511
Lisa M. Palumbo	25,894,497	1,209,863	273,902	8,319,511

Advisory Vote on the Compensation of Our Named Executive Officers	Votes For	Votes Against	Abstain	Broker Non-Votes
	24,471,100	2,661,666	245,496	8,319,511

Vote on the Amended Non-Equity Incentive Plan for purposes of IRC Section 162(m)	Votes For	Votes Against	Abstain	Broker Non-Votes
	25,630,964	1,528,139	219,159	8,319,511

Vote on the Amended Incentive Stock Plan for purposes of IRC Section 162(m)	Votes For	Votes Against	Abstain	Broker Non-Votes
	25,999,221	1,153,014	226,027	8,319,511

Vote on an amendment to Incentive Stock Plan limiting equity compensation to directors	Votes For	Votes Against	Abstain	Broker Non-Votes
	25,822,948	1,336,915	218,399	8,319,511

Ratification of Auditors	Votes For	Votes Against	Abstain	Broker Non-Votes
	35,234,191	248,112	215,470	----

Signature
Pursuant to the requirements of the Securities Exchange Act of l934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Rayonier Advanced Materials Inc. (Registrant)

BY:	/s/ MICHAEL R. HERMAN
Michael R. Herman
Senior Vice President, General Counsel and Corporate Secretary

May 25, 2016

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